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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

March 12, 2004

The Meridian Resource Corporation
1401 Enclave Parkway Suite 300
Houston, TX 77077

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (Files No. 333-86788, No. 333-40009, No. 333-83737, and No. 333-83735) and Form S-3 (Files
No. 333-41940, No. 333-75414, and No. 333-89620) of our report dated March 1,
2004, relating to the consolidated financial statements of The Meridian Resource Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                  BDO Seidman LLP

Houston, Texas
March 12, 2004